UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2024

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL: See Exhibit 99.1

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 8.01 Other Events.

On July 10, 2024, the Board of Governors of the Federal Reserve System entered into a Civil Money Penalty Consent Order with Citigroup Inc. (Citigroup) in the amount of $60,625,620, and the Office of the Comptroller of the Currency (OCC) entered into a Civil Money Penalty Consent Order with Citibank, N.A. (Citibank), a wholly owned subsidiary of Citigroup, in the amount of $75 million (collectively, the 2024 Consent Orders). The OCC and Citibank also entered into an Amendment (the Amendment) to the October 7, 2020 OCC Consent Order. The Amendment requires Citibank to submit a Resource Review Plan to the OCC within 30 days and establishes certain provisions governing possible capital distributions from Citibank to other Citigroup entities.

Copies of the 2024 Consent Orders and the Amendment are filed with this Current Report on Form 8-K as exhibits 99.2, 99.3 and 99.4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
99.1	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.
99.2	Civil Money Penalty Consent Order, dated July 10, 2024, issued by the Board of Governors of the Federal Reserve System
99.3	Civil Money Penalty Consent Order, dated July 10, 2024, issued by the Office of the Comptroller of the Currency
99.4	Amendment, dated July 10, 2024, to the Consent Order, dated October 7, 2020 issued by the Office of the Comptroller of the Currency
104	See the cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: July 10, 2024
	By:	/s/ Brent J. McIntosh
Brent J. McIntosh
Chief Legal Officer and Corporate Secretary

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